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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-87242) and related Prospectus of Entertainment Properties Trust for the registration of 2,000,000 shares of cumulative redeemable preferred shares and to the incorporation by reference therein of our report dated March 28, 2002, with respect to the consolidated financial statements and schedule of Entertainment Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     Ernst & Young LLP

Kansas City, Missouri
May 17, 2002